Exhibit 23.2

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2005, relating to the consolidated financial statements of Vista Gold Corp. (the “Company”), which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended by Amendment No. 1 thereto. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

November 14, 2005